Imprimis Pharmaceuticals Announces Second Quarter 2016 Financial Results

San Diego, CA – August 15, 2016 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), a pharmaceutical company dedicated to making drugs affordable again through its Branded Compounding™ business model, today reported financial results for the second quarter 2016.

Second Quarter 2016 and Recent Financial Highlights:

●	Revenue of $4.9 million in the second quarter 2016, up nearly 150% year over year

● Ophthalmology-related revenue of $2.6 million in the second quarter 2016, up over 330% year over year

●	Gross margin of 56% for the second quarter 2016

●	Adjusted EBITDA loss for the second quarter 2016 of $2.3 million

●	Expanded senior leadership team with four key additions in Operations, Quality, Manufacturing and Client Relations

●	Equipment sale and leaseback agreement with Essex Capital Corporation completed in August, providing $2.0 million of gross proceeds at closing

“We are pleased to report our seventh consecutive period of double digit revenue growth,” said Mark L. Baum, CEO of Imprimis. “We continue to make strides in establishing our model and positioning the company for scalable growth and leverage. We are extending the market reach for our Imprimis Cares® program by working with payers and pharmacy benefit managers to increase access and availability to our formulations, and in turn creating systems that make the claims adjudication process as efficient as possible. We continue to take market share in our core therapeutic areas – particularly in ophthalmology. We believe we are well-positioned to capitalize on the investments we have made in expanding our facilities, improving operational efficiencies, introducing new formulations in current and new therapeutic classes, and building a leadership team that drives continued innovation, sustainable growth and the creation of shareholder value.”

Recent Commercialization and Corporate Developments

●	Publication of a peer-reviewed Dropless Therapy® clinical study in the Journal of Ophthalmology, comparing Dropless Cataract Surgery to post-surgical topical drops. Dropless demonstrated measurable benefits compared to drops:

● 22 of 24 patients, or 92%, indicated they preferred Dropless over eye drops.
● Regarding the postoperative visual outcome, 21 of the 24 patients, or 88%, preferred Dropless.

●	Presentation of positive findings of an investigator-initiated study demonstrating a significant reduction in cystoid macular edema (CME) in post-cataract surgery patients with the company’s injectable Dropless Therapy® (Tri-Moxi-Vanc) and an added NSAID topical eye drop compared to patients treated with traditional individual NSAID and steroid topical drops following cataract surgery.

●	Increased adoption of Dropless Therapy and our LessDrops® combination topical drops as these formulations continue to capture market share from large eye drop companies.
● Estimated share of the cataract eye drop market is greater than 10%.
● Serviced over 300,000 cataract surgeries since launch in April 2014.
● Expanded customer base with over 500 ophthalmologists. `
● Provided formulations for approximately 10,000 cataract and other ocular surgeries per week.

●	Introduced patent-pending IV Free MKO Melt™ (midazolam, ketamine and ondansetron) compounded conscious sedation formulations, an alternative option to IV anesthetic for patients undergoing ocular and other surgical procedures.

●	Developed the new MaxRx Prescriber Portal™, which allows for customer ordering ease, provides maximum visibility into order workflow and improves accuracy of prescription information. Since its introduction on July 15, 2016, more than 300 physicians have begun ordering through the portal instead of by fax or phone. Imprimis expects to have all new customers order through the MaxRx portal and transition all existing customers to the new ordering platform.

ImprimisRx Pharmacy Operations

●	Registered ImprimisRx TX with the U.S. Food and Drug Administration (FDA) as a 503B outsourcing facility with plans to begin dispensing certain ophthalmic formulations in November 2016.

●	Completed construction of the ImprimisRx NJ 8,600 square foot facility in Roxbury, NJ, which will provide five additional cleanrooms, representing a tenfold increase in overall production levels.

●	Strengthened senior leadership team with the addition of several key senior professionals with extensive experience and backgrounds in large pharmaceutical and healthcare companies.

Financial Summary:

Selected highlights regarding operating results for the three and six months ended June 30, 2016 and for the same periods in 2015 are as follows (in thousands, except per share data):

	For the three months ended June 30, 2016	For the three months ended June 30, 2015
Total Revenues	$4,907	$1,967
Cost of Sales	2,172	1,050
Selling & Marketing Expenses	2,270	1,630
General & Administrative Expenses	4,397	2,743
Research & Development Expenses	76	25
Other Income (Expense), net	(631)	(249)
Net Loss	$(4,639)	$(3,730)
Net Loss per Common Share	$(0.35)	$(0.39)

	For the six months ended June 30, 2016	For the six months ended June 30, 2015
Total Revenues	$9,288	$3,530
Cost of Sales	4,421	2,057
Selling & Marketing Expenses	4,170	2,642
General & Administrative Expenses	8,337	5,223
Research & Development Expenses	122	206
Other Income (Expense), net	(1,373)	(225)
Net Loss	$(9,135)	$(6,823)
Net Loss per Common Share	$(0.77)	$(0.72)

Adjusted EBITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended June 30, 2016 (in thousands):

For the three months ended June 30, 2016
Net Loss	$(4,639)
Stock-based compensation	1,161
Interest expense, net	631
Taxes	-
Depreciation	268
Amortization of intangible assets	92
Non-recurring expenses(1)	185
Other (income) loss, net	-
Adjusted EBITDA	$(2,302)

(1)	Non-recurring expense items included expenses related to litigation resolution expenses.

Conference Call and Webcast

The company’s management team will host a conference call and audio-only webcast today at 4:30 p.m. EDT (1:30 p.m. PDT) to discuss the financial results and recent developments. To participate in the call, dial (877)-407-8035 for domestic callers or (201)-689-8035 for international callers. To listen to the webcast, please visit the investor relations section of the Imprimis website at www.ImprimisRx.com. A replay of the call will be available until September 15, 2016. To access the replay, dial (877)-660-6853 domestically or (201)-612-7415 internationally and reference Conference ID: 13641964.

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to making drugs affordable again through its Branded Compounding™ business model. The company is focused on patient outcomes and affordability and offers high quality lower-cost custom compounded drugs in all 50 states. Headquartered in San Diego, California, Imprimis owns and operates four dispensing facilities located in California, Texas, New Jersey and Pennsylvania. For more information about Imprimis, please visit the corporate website at www.ImprimisPharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such "forward looking statements." Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC's web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

All Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws governing compounded drug formulations.

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Source: Imprimis Pharmaceuticals, Inc.

Investor Contact

Bonnie Ortega

bortega@imprimispharma.com

858.704.4587

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516.503.0271